UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2012

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2012, Health Net, Inc. (the "Company") appointed Marie Montgomery, Senior Vice President and Corporate Controller, as the Company's principal accounting officer, replacing Joseph C. Capezza, the Company's Executive Vice President and Chief Financial Officer in this role. Mr. Capezza will continue to serve as the Company's Executive Vice President and Chief Financial Officer and as the Company's principal financial officer. Ms. Montgomery's appointment is effective immediately.

Ms. Montgomery, age 48, has served as the Company's Senior Vice President and Corporate Controller since March 2010. Prior thereto, Ms. Montgomery served as the Chief Financial Officer, Health Plan Division for the Company since August 2008. Ms. Montgomery joined the Company in August 2008 from Harvard Pilgrim Health Care Inc., where she served as Senior Vice President, Controller and Treasurer since July 2001. Ms. Montgomery began her career at Deloitte & Touche in 1986 serving healthcare and insurance clients.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

February 17, 2012	By:	/s/ Angelee F. Bouchard

Name: Angelee F. Bouchard
Title: Senior Vice President, General Counsel and Secretary